                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20529


                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           PEACOCK FINANCIAL CORPORATION
               (Exact name of registrant as specified in its charter)


            COLORADO                                          87-0410039
   ----------------------------------------------------------------------------
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                       Identification No.)


      PACIFIC CAPITAL RELATIONS/COMPENSATION CONTRACT (CONSULTING AGREEMENT)
   ----------------------------------------------------------------------------
                              (Full title of the plan)



       DANNETTE UYEDA, 8 EAST BROADWAY, SUITE 735, SALT LAKE CITY, UT  84111
   ----------------------------------------------------------------------------
                      (Name and address of agent for service)


                          CALCULATION OF REGISTRATION FEE
                          -------------------------------

                                           Proposed              Proposed
Title of                 Amount             maximum               maximum             Amount of
securities to             to be          offering price          aggregate          Registration
be registered           registered         per share           offering price           fee
-------------------------------------------------------------------------------------------------------
common shares             200,000            $0.08              $16,000.00            $4.72
                                                                                     (.000295 x $7,000)


EXHIBIT INDEX IS LOCATED ON PAGE 5 OF THIS REGISTRATION STATEMENT

                                       PART I

                INFORMATION REQUIRED IN THE SECTION (10a) PROSPECTUS

(a)  GENERAL PLAN INFORMATION

     (1) The title of the "plan" is: "Pacific Capital Relations/Compensation Contract", and the registrant whose securities are to be offered pursuant to the plan is Peacock Financial Corporation.

     (2) Pacific Capital Relations is a consultant to the registrant, and in such consulting capacity has entered into a written compensation contract for services rendered to registrant. Such written compensation contract is defined as an "Employee Benefit Plan" pursuant to Rule 405 of "REGULATION C-REGISTRATION" under the Securities Act of 1933.

     (3) The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

(b)  SECURITIES TO BE OFFERED

     (1)  200,000 shares of registrant's common stock

     (2) The Capital Stock to be issued are the common shares of the registrant that are fully paid and non assessable, with the same rights and privileges as all other common stock shareholders of the registrant. There are no restrictions on alienability of the securities to be registered, nor is there any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

(d) PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

     (6) The plan is not subject to ERISA. The shares of registrant's common stock to be issued to Pacific Capital Relations is compensation for services rendered to registrant. The securities issued pursuant to this Registration shall be issued by registrant without the payment of any fees, commissions or other charges of any kind.

(e)  RESALE RESTRICTIONS

          There are no restrictions on the resale of the securities purchased under this plan that may be imposed upon the purchaser.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) and (b) below are hereby incorporated by reference in this registration statement; and that all documents heretofore filed, or subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act shall also be deemed to be incorporated by this reference and shall be a part hereof from the date of filing any such documents.

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in (a) above.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrant's By- Laws provide that registrant may indemnify any Officer or Director of any liability that may arise while engaging in activities in such capacity.

ITEM 8. EXHIBITS

The following exhibits required by Item 601 Regulation S-K are attached hereto and by this reference incorporated herein:

(4) Exhibit "A"     Instruments defining the rights of security holders,
                    including indentures (Page 6)


With respect to the requirements of Item 601 (b)(15), a "Letter re unaudited interim financial information", registrant hereby incorporates herein by this reference it's report on Form 10-Q.


                                     SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it's behalf by the undersigned, thereunto duly authorized, in the City of San Jacinto, State of California, On October 2, 1998

Peacock Financial Corporation

By: /s/ Steven R. Peacock
   ------------------------------------
       Steven R. Peacock, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)  /s/ Bruce Merati
            ---------------------------------
                    Bruce Merati

(Title)     Chief Financial Officer
        -------------------------------


Date:     October 2, 1998

(Signature)  /s/ Steven R. Peacock
            ------------------------------------
                   Steven R. Peacock

(Title)     Director (Sole)
        ------------------------------


Date:     October 2, 1998

                                      EXHIBIT

                                       INDEX




(4)  Exhibit "A"    Instruments defining the rights of security holders,
                    including indentures. (Minutes of a Special Meeting of the Board of Directors held September 25, 1998)

(15)                Letter re: Unaudited Interim Financial Information.
                    (Registrant by this reference hereby incorporates such financial information from its report on Form 10-Q)